SEVENTH AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS SEVENTH AMENDMENT dated as of November _____, 2014, to the Fund Administration Servicing Agreement dated as of August 15, 2005, as amended June 8, 2007, October 8, 2007, August 14, 2009, February 12, 2010,  July 27, 2010 and January 1, 2013 (the "Agreement"), is entered into by and between Intrepid Capital Management Funds Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the Intrepid International Fund and to amend the fees; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

INTREPID CAPITAL MANANGEMENT	U.S. BANCORP FUND SERVICES, LLC
FUNDS TRUST

By: ______________________________	By: ________________________________

Name: ___________________________	Name: Michael R. McVoy

Title: ___________________________	Title: Executive Vice President

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Amended Exhibit A to the Fund Administration Servicing Agreement

Fund Names

Name of Series Intrepid Capital Fund08-10-2004 Intrepid Small Cap Fund Intrepid Income Fund Intrepid Disciplined Value Fund Intrepid International Fund

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Amended Exhibit B to the Fund Administration Servicing Agreement – Intrepid Capital Management Funds Trust

Intrepid Capital Funds, Inc. FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective December 31, 2014

Domestic Funds

Annual Fee Based Upon Average Net Assets Per
Fund Complex*

 [  ] basis points on the first $[  ]
 [  ]  basis points on the next $[  ]
 [  ]  basis points on the balance

 Minimum annual fee**:  $[  ] *

**Discounted to $[  ] until [  ]

*Minimum annual fee is based on [  ] funds, with [  ]
additional share class for [  ] of the funds.

Fees are billed monthly.

* Subject to CPI increase, Milwaukee MSA.

Out-Of-Pocket Expenses
Including but not limited to postage, stationary, programming, special reports, third-party data provider costs, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from board of directors meetings, third party auditing and legal expenses, Section 15(c) reporting, wash sales reporting (GainsKeeper), and conversion expenses (if necessary).

Additional Services
Available but not included are the following services- USBFS legal administration (e.g., registration statement update), daily performance reporting, daily compliance testing (Charles River), electronic board materials, and additional services mutually agreed upon.

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Amended Exhibit B (continued)
to the Fund Administration Servicing Agreement – Intrepid Capital Management Funds Trust

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES at May 1, 2010

Chief Compliance Officer Support Services

U.S. Bancorp Fund Services, LLC provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:

   •  Business Line Functions Supported
      •  Fund Administration and Compliance
      •  Transfer Agent and Shareholder Services
      •  Fund Accounting
      •  Custody Services
      •  Securities Lending Services
      •  Distribution Services
    •  CCO Portal – Web On-line Access to Fund CCO Documents
    •  Daily Resource to Fund CCO, Fund Board, Advisor
    •  Provide USBFS/USB Critical Procedures & Compliance Controls
    •  Daily and Periodic Reporting
    •  Periodic CCO Conference Calls
    •  Dissemination of Industry/Regulatory Information
    •  Client & Business Line CCO Education & Training
    •  Due Diligence Review of USBFS Service Facilities
    •  Quarterly USBFS Certification
    •  Board Meeting Presentation and Board Support
    •  Testing, Documentation, Reporting

Annual Fee Schedule*
   •  $[  ] per service per year

Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

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